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                                                                    EXHIBIT 23.1

        CONSENT OF ELLIOTT, TULK, PRYCE, ANDERSON, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 1,020,000 shares of common stock issuable under the Information Highway, Inc. Stock Option Plan of our report dated September 15, 1999, with respect to the financial statements of Information-Highway.Com, Inc. included in its Annual Report (Form 10-KSB) for the year ended May 31, 1999.


                                     /s/ "Elliott, Tulk, Pryce, Anderson"
                                     Chartered Accountants

Vancouver, Canada
November 22, 1999